EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-17683) and the Registration Statements on Form S-8 (Nos. 33-93658 and 333-62497) of ParkerVision, Inc. of our report dated March 10, 2000 relating to the financial statements and financial statement schedules which appears in the Form 10-K.

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 29, 2000

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